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                                                                   EXHIBIT 23.10

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Quanta Services, Inc., of our report dated April 9, 1999, except for Note 5 as to which the date is October 1, 1999, on the financial statements of the Telecommunications Division of Conti Enterprises, Inc. as of and for the year ended December 31, 1998 included in Quanta Services, Inc.'s Form 8-K dated on or about November 15, 1999 and to all references to our Firm included in this registration statement.

                                                /s/ J.H. Cohn LLP
                                                -----------------
                                                J.H. COHN LLP

Roseland, New Jersey
November 15, 1999